FIRST AMENDMENT TO LISTED FUNDS TRUST
ETF DISTRIBUTION AGREEMENT

This first amendment (“Amendment”) to the ETF Distribution Agreement dated June 30, 2026 (the “Agreement”), by and between Listed Funds Trust, a Delaware statutory trust (the “Trust”) having its principal place of business at 777 East Wisconsin Avenue, 10th Floor, Milwaukee, Wisconsin 53202 and PINE Distributors, LLC, a Delaware limited liability company (the “Distributor”) with its principal office and place of business at 501 S. Cherry Street, Suite 610, Denver, CO 80246, is entered into as of August 4, 2026 (the “Effective Date”).

WHEREAS, The Trust and the Distributor (collectively the “Parties”) desire to amend Exhibit A of the Agreement to reflect an updated list of funds; and

WHEREAS, Section 8(b) of the Agreement requires that amendments to the Agreement be made in writing and executed by all parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.	Exhibit A of the Agreement is hereby deleted and replaced in its entirety with Exhibit A attached hereto.

3.	Except as expressly amended hereby, all of the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by and the provisions of this Amendment shall be construed and interpreted under and in accordance with the laws of the State of Delaware.

[signature page follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

PINE Distributors LLC	Listed Funds Trust
/s/ Mark Fairbanks	/s/ Kacie Briody
Name: Mark Fairbanks	Name: Kacie Briody
Title: President	Title: President

ETF Distribution Agreement
EXHIBIT A

Teucrium Agricultural Strategy No K-1 ETF
Teucrium No K-1 Corn ETF
Teucrium 2x Daily Corn ETF
Teucrium No K-1 Wheat ETF
Teucrium 2x Daily Wheat ETF
Teucrium No K-1 Sugar ETF
Teucrium 2x Daily Sugar ETF
Teucrium No K-1 Soybean ETF
Teucrium 2x Daily Soybean ETF
Yields for You Income Strategy A ETF
Yields for You Strategy B ETF
Relative Strength Managed Volatility Strategy ETF
Teucrium -1x Daily Corn ETF
Teucrium -2x Daily Corn ETF
Teucrium -1x Daily Wheat ETF
Teucrium -2x Daily Wheat ETF
Teucrium -1x Daily Sugar ETF
Teucrium -2x Daily Sugar ETF
Teucrium -1x Daily Soybean ETF
Teucrium -2x Daily Soybean ETF
Teucrium 2x Long OKLO Daily ETF
Teucrium 2x Short OKLO Daily ETF
Teucrium 2x Long SMR Daily ETF
Teucrium 2x Short SMR Daily ETF
GlacierShares Nasdaq Iceland ETF
Teucrium 2x Long Daily XRP ETF
Teucrium 2x Short Daily XRP ETF
AlphaDroid Broad Markets Momentum ETF
AlphaDroid Defensive Sector Rotation ETF
GlacierShares Arctic Circle ETF
21Shares FTSE Crypto 10 ex-BTC Index ETF
21Shares FTSE Crypto 10 Index ETF
21Shares Active Crypto ETF
21Shares 2x Long Dogecoin ETF
21Shares 2x Long Sui ETF
Teucrium xETFs 2x Long Daily BNB ETF
Teucrium Flare ETF
Teucrium Leveraged Flare ETF
21Shares 2x Long HYPE ETF
21Shares Canton Network ETF
Teucrium Leveraged XDC Network ETF
Texas Equity Opportunity ETF
Teucrium Venezuela Exposed Equities ETF
xETFs 2x Long Daily Korea AI Semiconductor ETF

xETFs Korea AI Semiconductor ETF